INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-55966 of CEL-SCI Corporation on Form S-8 of our report dated December 8, 1997, appearing in this Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 1997.

DELOITTE & TOUCHE LLP
Washington, D.C.
December 23, 1997